Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the Vanguard Natural Resources, LLC Long-Term Incentive Plan of our report dated February 28, 2011, with respect to the consolidated financial statements of Encore Energy Partners LP included in the Form 8-K/A of Vanguard Natural Resources, LLC dated January 9, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Fort Worth, Texas
July 24, 2013